Exhibit 99.1
DocGo Announces Third Quarter 2026 Results

Gross Margin Improves 280 Basis Points Over Q2 Due to Company Profitability Initiatives

Board of Directors Initiates CEO Search as Lee Bienstock's Employment Contract Expires at Year-End; Lee Bienstock to Continue as CEO and Director During Transition Period

Management to Host Conference Call and Webcast Today at 5:00 PM Eastern Time

NEW YORK, NY, November 9th, 2026 – DocGo Inc. (Nasdaq: DCGO) (“DocGo” or the “Company”), a leading provider of technology-enabled mobile health and medical transportation services, today announced financial and operating results for the third quarter ended September 30, 2026. Additionally, the Company announced that the Board has begun a comprehensive search to identify the next CEO, as Mr. Bienstock’s employment contract expires on December 31, 2026. Mr. Bienstock will continue as CEO until the appointment of his successor, and will remain through at least March 31, 2027 to ensure continuity as the Company remains focused on operational efficiencies and execution.

Third Quarter 2026 Financial Highlights

•Total revenue for the third quarter of 2026 was $73.4 million, compared to $70.8 million in the third quarter of 2025.
•GAAP gross margin (which includes depreciation and amortization expenses) for the third quarter of 2026 was 29.7%, compared to 20.0% in the third quarter of 2025.
•Adjusted gross margin1 for the third quarter of 2026 was 33.3%, compared to 33.0% in the third quarter of 2025.
•Net income for the third quarter of 2026 was ($18.1) million, compared to net income of ($29.7) million in the third quarter of 2025.
•Adjusted EBITDA1 was ($3.2) million for the third quarter of 2026, compared to adjusted EBITDA of ($7.2) million for the third quarter of 2025.
•Medical Transportation Services revenue in the third quarter of 2026 was $53.3 million, compared to $50.1 million for the third quarter of 2025.
•Mobile Health Services revenue for the third quarter of 2026 was $20.2 million, compared to $20.7 million for the third quarter of 2025.
•Unrestricted cash and cash equivalents were $19.1 million as of September 30, 2026, compared to unrestricted cash of $25.2 million as of June 30, 2026. The unrestricted cash balance does not include the debt funding from Perceptive Advisors, which occurred on October 1st, 2026.

1 Adjusted gross margin and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional information on these non-GAAP financial measures and reconciliations to the most comparable GAAP measures.

2 Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlooks for the comparable GAAP measure (net income). Forward-looking estimates of adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein.

Select Corporate Highlights for the Third Quarter of 2026 and Recent Weeks

•Company achieved record volumes across various business lines, with US medical transportation increasing 13%, mobile phlebotomy increasing 15%, cardiac and remote patient monitoring increasing 8.5%, and virtual care & lab orders increasing 12.5% when comparing the third quarter of 2026 to the third quarter of 2025.
•In Q3 2026, the Company deliberately dialed back healthcare in the home patient outreach and clinical operations to prioritize profitability, and visit volume declined 26% year over year as a result. We expect to continue our focus on aligning growth and profitability, and anticipate improved margins and increased volumes as the company ramps up patient outreach and shifts its mix of clinicians in the home.
•Company surpassed 1.8 million patients assigned by the Company’s payer and provider partners to engage for care gap closure services since inception, up 100,000 patients from last quarter.
•Launched a new program with one of the largest national health plans in the country to offer care gap closure services to their members in Pennsylvania.
•Hicuity Health acquisition remains on track and is expected to close in late November or early December.

Financial Guidance

Guidance does not include any contribution from the pending acquisition of Hicuity Health, as the transaction has not yet closed.
•Full-year 2026 revenue is expected to be approximately $300 million, compared to the Company’s prior guidance of $305-$310 million. The revision is due to the ongoing elimination and restructuring of unprofitable business lines.
•Full-year 2026 adjusted EBITDA2 is expected to be ($17-$22) million, unchanged from last quarter.

Operational Commentary

Lee Bienstock, Chief Executive Officer of DocGo commented, “We remain firmly committed to our goal of exiting the year at a profitable run rate and continue to make meaningful progress toward that objective. Central to this process are continued AI-driven cost optimizations and the elimination or restructuring of business lines that do not meet our profitability threshold. Out of our approximately $300 million in projected 2026 revenue, roughly $240 million is adjusted EBITDA positive on a contribution basis. Our plan requires that every business line that we continue to operate contributes positive adjusted EBITDA to the portfolio. Businesses that are not projected to get to this level by the end of the year will be eliminated or redesigned and those steps are in motion. As a result, we expect to see continued improvements in gross margin and adjusted EBITDA, coupled with a slight decline from the existing revenue base.”

Norm Rosenberg, Chief Financial Officer commented, “I am encouraged by the 280-basis point improvement in gross margin over the second quarter, especially when considering the elevated fuel costs we are experiencing.” Rosenberg added, “To further quantify the impact of the planned discontinuation of certain business lines, medical transportation gross margins were 34.7% in the third quarter. Excluding our upstate New York market, which we plan to exit before the end of this year, medical transportation gross margins would have been 36.7%, which would positively impact our consolidated gross margin by approximately 140 basis points. We believe that the steps we are taking to optimize our business lines place us in a good position to drive improved profitability over the coming quarters.”

CEO Transition Commentary

Michael Burdiek, Chairman of the Board of Directors, commented, “On behalf of the entire Board, I would like to thank Lee for his years of dedicated service and his many contributions to DocGo. Our priority continues to be accelerating our path to enhanced profitability and value creation. Our CEO search, led by Heidrick & Struggles, will seek a leader who can continue delivering on that objective in the next phase of our corporate transformation. We are keenly focused on the rationalization of our business lines and the markets we serve to concentrate our resources where we see the best opportunities for profitable growth. Going forward, we will focus intensively on operational efficiencies, with disciplined execution and clear accountability across the business.”

Lee Bienstock, Chief Executive Officer, commented, “I am convinced that DocGo is positioned to create significant value as the healthcare ecosystem continues to rapidly evolve. Our fully integrated medical transport and hybrid care capabilities, which combine virtual and in-person care, have established a strong foundation with significant potential ahead. DocGo’s employees, customers and stakeholders remain my priority and that will continue throughout this transition. It has been an honor to lead DocGo’s dedicated team of more than 3,000 employees, and I am deeply grateful for their tireless efforts. I look forward to working closely with the Board as it conducts a search to identify my successor. In the interim I am committed to continuing to lead our team in advancing our profitability and growth initiatives.”

Conference Call and Webcast Details
Monday, November 9th, 2026, at 5:00 PM ET
1-800-717-1738 - Investors Dial
1-646-307-1865 - Int’l Investors Dial
Conference ID: 20342
Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1779215&tp_key=c6b1131ccb
The webcast can also be accessed under Events on the Investors section of the Company’s website, https://ir.docgo.com/.

About DocGo

DocGo is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring, ambulance services and a 50-state virtual care network. DocGo is helping to reshape the traditional four-wall healthcare system by providing high quality, highly accessible care to patients where and when they need it. DocGo’s proprietary technology and relationships with a dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for municipalities, hospital networks and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote advanced practice provider, in the comfort of a patient’s home or workplace. Together with DocGo’s integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com. To get an inside look on how the proactive healthcare revolution is helping transform healthcare by reducing costs, increasing efficiency and improving outcomes, visit www.proactivecarenow.com.

Forward-Looking Statements

This earnings release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company, including the Company’s expectations around projected revenues and adjusted EBITDA for fiscal year 2026; the performance and growth of SteadyMD and the Company’s mobile phlebotomy business and other core business lines; completion of the acquisition of Hicuity Health and successful integration of the business; the performance and growth of Hicuity; the availability of debt financing from Perceptive Advisors following the acquisition of Hicuity; the launch of new Mobile Health programs; the demand for and expansion of the Company’s services; cash flow and cash collections; the Company’s cash balances; margin improvements; and the Company’s achievement of profitability. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking, including, but not limited, to statements regarding the Company’s future actions, business strategies or models, plans, goals, future events, future revenues, future margins, current and future revenue guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, and new and existing contracts or partnerships. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.

Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause its actual results or outcomes, or the timing of its results or outcomes, to differ materially from those contained in its forward-looking statements, including, but not limited to the following: impacts related to the wind down of migrant-related services; the Company’s ability to manage the high level of debt on its balance sheet; the completion of the Hicuity merger and successful integration of the business; the Company’s ability to retain its workforce and management personnel and successfully manage leadership transitions; the Company’s ability to continue as a going concern; the Company’s ability to maintain its listing on Nasdaq; the Company’s ability to pursue strategic initiatives to deliver on shareholder value; the Company’s ability to expand its programs with insurance partners, hospital systems, municipalities and other strategic partners; the Company’s ability to successfully implement its business strategy, including delivering value to shareholders via buybacks and funding new strategic relationships; the Company’s ability to establish, maintain and grow customer relationships; the Company’s ability to execute projects to the satisfaction of its customers; the Company’s ability to grow demand for its care gap closure programs and other services; the Company’s ability to maintain or grow its cash balances; the Company’s reliance on and ability to maintain its contractual relationships with its healthcare provider partners and other strategic partners; the Company’s ability to compete effectively in a highly competitive industry, including conditions in the healthcare transportation and mobile health services markets; the Company’s ability to maintain existing contracts; the Company’s reliance on government contracts, including changes in government spending on healthcare and other social services; the Company’s ability to effectively manage its growth; the Company’s financial performance and future prospects; the Company’s ability to deliver on its business strategies or models, plans and goals; the Company’s ability to expand geographically; the Company’s M&A activity and success of its acquisition strategy; the availability of healthcare professionals and other personnel; changes in the cost of labor; the cost of labor disputes; the Company’s ability to collect on customer receivables; risks associated with the Company’s share repurchase program; overall macroeconomic and geopolitical conditions, including the interest rate environment, the inflationary environment, the potential recessionary environment, regional conflict and tensions, financial institution instability and the ongoing or any future shutdown of the U.S. federal government; the ability of the Company’s suppliers to meet its needs; the Company’s ability to obtain or maintain operating licenses; potential changes in federal, state or local government policies or priorities; expected impacts of geopolitical instability; the Company’s competitive position and opportunities, including its ability to realize the benefits from its operating model; the Company’s ability to improve gross margins; the Company’s ability to implement and deliver on cost-containment measures and ongoing cost rationalization initiatives; legislative and regulatory actions; the impact of legal proceedings and compliance risk; volatility of our stock price; the impact on the Company’s business and reputation in the event of information technology system failures, network disruptions, cyber incidents or losses or unauthorized access to, or release of, confidential information; the Company’s ability to comply with laws and regulations regarding data privacy and protection and other risk factors included in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this earnings release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this earnings release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this earnings release to reflect events or circumstances after the date of this earnings release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30, 2026	December 31, 2025
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$ 19,107,209	$ 51,018,657
Accounts receivable, net of allowance for credit loss of $8,428,825 and $8,299,053 as of September 30, 2026 and December 31, 2025, respectively	82,983,365	92,893,216
Prepaid expenses	4,046,814	4,790,215
Other current assets	3,572,417	3,697,371
Total current assets	109,709,805	152,399,459
Property and equipment, net	11,465,582	14,558,427
Intangibles, net	1,895,328	—
Restricted cash and cash equivalents	5,213,827	1,466,121
Restricted investments (amortized cost of $16,674,688 and $15,737,694 as of September 30, 2026 and December 31, 2025, respectively)	16,340,647	15,845,875
Operating lease right-of-use assets	8,602,457	11,520,781
Finance lease right-of-use assets	16,453,611	17,420,424
Deferred tax assets	584,388	538,864
Other assets	3,635,209	3,353,061
Total assets	$ 173,900,854	$ 217,103,012
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 16,956,366	$ 11,110,867
Accrued liabilities	41,628,391	42,789,440
Notes payable, current	49,022	51,740
Due to seller	826,202	336,982
Contingent consideration, current	10,876,592	3,040,377
Operating lease liability, current	3,761,441	4,650,953
Finance lease liability, current	5,557,225	5,509,687
Total current liabilities	79,655,239	67,490,046

Notes payable, non-current	146,706	183,843
Contingent consideration, non-current	—	4,776,215
Operating lease liability, non-current	5,355,493	7,563,664
Finance lease liability, non-current	9,767,133	11,217,907
Total liabilities	94,924,571	91,231,675
Commitments and contingencies (Note 19)
Stockholders’ equity:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 98,992,347 and 98,640,059 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively)	9,899	9,864

Additional paid-in-capital	334,099,318	325,416,366
Accumulated deficit	(230,985,170)	(183,801,795)
Accumulated other comprehensive income	1,960,911	2,387,404
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	105,084,958	144,011,839
Noncontrolling interests	(26,108,675)	(18,140,502)
Total stockholders’ equity	78,976,283	125,871,337
Total liabilities and stockholders’ equity	$ 173,900,854	$ 217,103,012

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues, net	$ 73,431,205	$ 70,809,635	$ 222,406,408	$ 247,260,312
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	48,968,963	52,683,525	151,654,671	172,867,109
Operating expenses:
General and administrative	28,902,176	30,091,786	89,479,434	94,234,799
Depreciation and amortization	2,636,054	3,971,232	7,974,572	11,713,631
Legal and regulatory	5,743,918	5,727,008	14,803,686	14,289,805
Technology and development	4,026,086	3,193,480	11,177,424	9,790,127
Sales, advertising and marketing	437,405	380,172	1,233,332	1,080,091
Finite-lived intangible asset impairment	—	8,020,343	—	8,020,343
Goodwill impairment	—	8,718,398	—	8,718,398
Total expenses	90,714,602	112,785,944	276,323,119	320,714,303
Loss from operations	$(17,283,397)	$(41,976,309)	$(53,916,711)	$(73,453,991)
Other (expense) income:
Interest expense, net	(62,696)	(219,861)	(260,011)	(1,089,807)
Loss on change in fair value of contingent consideration	(800,000)	(1,052,394)	(3,560,000)	(1,052,394)
Insurance proceeds	—	—	4,687,798	—
Loss on equity method investment	—	(27,035)	—	(106,550)
(Loss) gain on remeasurement of operating and finance leases	(59,389)	5,077	(59,389)	(42,367)
Loss on disposal of fixed assets	(67,851)	(10,453)	(169,918)	(43,668)
Other income (expense)	65,419	112,184	453,594	(99,639)
Total other (expense) income	(924,517)	(1,192,482)	1,092,074	(2,434,425)

Net loss before income tax (provision) benefit	(18,207,914)	(43,168,791)	(52,824,637)	(75,888,416)
(Provision for) benefit from income taxes	(84,129)	13,511,429	(159,541)	21,861,861
Net loss	(18,292,043)	(29,657,362)	(52,984,178)	(54,026,555)
Net loss attributable to noncontrolling interests	(1,692,076)	(1,888,976)	(5,800,803)	(5,697,608)
Net loss attributable to stockholders of DocGo Inc. and Subsidiaries	(16,599,967)	(27,768,386)	(47,183,375)	(48,328,947)
Other comprehensive (loss) income
Unrealized (loss) gain on investments, net of tax	(222,789)	31,734	(349,658)	108,467
Foreign currency translation adjustment	14,411	(319,851)	(76,835)	1,103,149
Total comprehensive loss	$ (16,808,345)	$ (28,056,503)	$ (47,609,868)	$ (47,117,331)

Net loss per share attributable to DocGo Inc. and Subsidiaries - Basic	$ (0.17)	$ (0.28)	$ (0.48)	$ (0.49)
Weighted-average shares outstanding - Basic	98,939,466	97,808,976	98,830,165	99,431,280

Net loss per share attributable to DocGo Inc. and Subsidiaries - Diluted	$ (0.17)	$ (0.28)	$ (0.48)	$ (0.49)
Weighted-average shares outstanding - Diluted	98,939,466	97,808,976	98,830,165	99,431,280

DocGo Inc. and Subsidiaries UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (18,292,043)	$ (29,657,362)	$ (52,984,178)	$ (54,026,555)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation of property and equipment	1,158,305	1,249,968	3,663,249	3,682,545
Amortization of intangible assets	99,411	1,448,548	182,490	4,199,989
Amortization of finance lease right-of-use assets	1,378,338	1,272,716	4,128,833	3,831,097
Loss on disposal of fixed assets	67,851	10,453	169,918	43,668
Deferred income tax expense	36,747	(13,510,442)	49,710	(22,316,655)
Accretion of discount related to restricted investments	(119,179)	(69,486)	(283,561)	(214,889)
Loss on equity method investments	—	27,035	—	106,550
Bad debt expense	1,611,983	1,214,666	4,451,877	3,706,675
Stock-based compensation	2,864,742	4,649,675	8,745,052	14,306,120
Loss on remeasurement of operating and finance leases	59,389	(5,077)	59,389	42,367
Finite-lived intangible asset impairment	—	8,020,343	—	8,020,343
Goodwill impairment	—	8,718,398	—	8,718,398
Loss on change in fair value of contingent consideration	800,000	1,052,394	3,560,000	1,052,394
Changes in operating assets and liabilities:
Accounts receivable	1,625,050	14,528,162	5,462,193	100,722,468
Prepaid expenses and other current assets	726,456	(129,747)	868,355	(5,402,807)
Other assets	(250,398)	55,463	(377,382)	1,026,075
Accounts payable	3,004,905	(2,074,591)	5,822,667	(20,321,384)
Accrued liabilities	1,721,834	4,780,386	(800,213)	(2,671,275)
Operating lease liabilities and right-of-use assets	(114,096)	77,234	(238,463)	413,830
Net cash (used in) provided by operating activities	(3,620,705)	1,658,736	(17,520,064)	44,918,954

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(120,759)	(876,177)	(871,901)	(3,047,060)
Capitalized software development costs	(584,485)	(737,869)	(2,042,818)	(2,069,092)
Acquisition of a business, net of cash acquired	—	—	—	(3,646,318)
Purchase of restricted investments	(6,353,742)	(2,517,699)	(13,830,248)	(24,739,136)
Proceeds from sale and maturity of restricted investments	5,809,951	5,158,673	13,269,379	7,487,919
Other investing activity	66,523	72,527	76,086	2,906
Net cash used in investing activities	(1,182,512)	1,099,455	(3,399,502)	(26,010,781)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of revolving credit line	28,210	(29,993,742)	—	(30,000,000)
Proceeds from notes payable	—	258,700	—	258,700
Repayments of notes payable	(39,855)	(27,161)	(39,855)	(27,161)
Due to seller	—	(106,943)	(75,835)	(857,862)
Earnout payments on contingent liabilities	(300,000)	(1,687,134)	(300,000)	(1,952,672)
Distributions paid to noncontrolling interest	(1,143,100)	(175,831)	(2,167,370)	(175,831)

Payments for taxes related to shares withheld for employee taxes	(25,997)	(62,547)	(62,065)	(1,403,099)
Common stock repurchased	—	—	—	(10,828,906)
Payments on obligations under finance lease	(1,615,987)	(1,256,945)	(4,579,441)	(3,965,618)
Net cash used in financing activities	(3,096,729)	(33,051,603)	(7,224,566)	(48,952,449)

Effect of exchange rate changes on cash and cash equivalents	49,867	(653,988)	(19,610)	314,141

Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(7,850,079)	(30,947,400)	(28,163,742)	(29,730,135)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	32,171,115	108,554,572	52,484,778	107,337,307
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$ 24,321,036	$ 77,607,172	$ 24,321,036	$ 77,607,172

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$ 5,951	$ 656,300	$ 102,063	$ 1,662,069
Cash paid for interest on finance lease liabilities	$ 243,395	$ 229,293	$ 741,221	$ 700,042
Cash paid for income taxes	$ 121,881	$ 554,236	$ 292,072	$ 6,648,506
Right-of-use assets obtained in exchange for lease liabilities	$ 1,183,083	$ 1,562,433	$ 4,243,014	$ 9,261,262

Supplemental non-cash investing and financing activities:
Property and equipment in accounts payable	$ (69,499)	$ 4,601	$ 22,832	$ 17,726

Reconciliation of cash and restricted cash
Cash	$ 19,107,209	$ 73,355,638	$ 19,107,209	$ 73,355,638
Restricted cash	5,213,827	4,251,534	5,213,827	4,251,534
Total cash and restricted cash shown in statement of cash flows	$ 24,321,036	$ 77,607,172	$ 24,321,036	$ 77,607,172

Non-GAAP Financial Measures

The following information provides definitions and reconciliation of non-GAAP financial measures used by the Company to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures used by the Company may differ from similarly titled measures used by other companies.

Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under SEC rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.

The Company’s management believes that adjusted gross margin is useful in evaluating DocGo’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, DocGo’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under SEC rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Specifically, adjusted EBITDA is arrived at by taking reported GAAP net income and adding back the following items: net interest expense (income), provision for (benefit from) income taxes, depreciation and amortization, other (income) expense, non-cash equity-based compensation and certain other non-recurring expenses consisting of certain one-time legal settlements and certain one-time expenses incurred in connection with acquisitions and other corporate activities, beyond those that are typically incurred.

The Company’s management believes that its adjusted EBITDA measure is useful in evaluating DocGo’s operating performance, as the calculation of this measure generally eliminates the effect of financing and income taxes and the accounting effects of capital spending and acquisitions, as well as other items of a non-recurring and/or non-cash nature. Adjusted EBITDA is not intended to be a measure of GAAP cash flow, as this measure does not consider certain cash-based expenses, such as payments for taxes or debt service.

Management believes that using adjusted EBITDA in conjunction with GAAP measures such as net income assists investors in getting a more complete picture of the Company’s financial results and operations, affording them with a more complete view of what management considers to be the Company’s core operating performance as well as offering the ability to assess such performance as compared with that of prior periods and management’s public guidance. While many companies use adjusted EBITDA as a performance measure, not all companies use identical calculations for determining adjusted EBITDA. As such, DocGo’s presentation of adjusted EBITDA might not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Measures

The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the three and nine months ended September 30, 2026 compared to the same periods in 2025:

DocGo Inc. and Subsidiaries Gross Margin Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
DocGo Inc. Consolidated	2026	2025	2026	2025
Revenue	$ 73,431,205	$ 70,809,635	$ 222,406,408	$ 247,260,312
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(48,968,963)	(52,683,525)	(151,654,671)	(172,867,109)
Depreciation and amortization	(2,636,054)	(3,971,232)	(7,974,572)	(11,713,631)
GAAP gross profit	21,826,188	14,154,878	62,777,165	62,679,572

Depreciation and amortization	2,636,054	3,971,232	7,974,572	11,713,631
Non-recurring items included in cost of revenue above	—	5,269,129	—	5,269,129
Adjusted gross profit	$ 24,462,242	$ 23,395,239	$ 70,751,737	$ 79,662,332

GAAP gross margin	29.7%	20.0%	28.2%	25.3%
Adjusted gross margin	33.3%	33.0%	31.8%	32.2%

	Three Months Ended September 30,		Nine Months Ended September 30,
Mobile Health Services	2026	2025	2026	2025
Revenue	$ 20,176,507	$ 20,687,128	$ 65,219,526	$ 96,677,665
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(14,193,484)	(17,143,339)	(46,144,601)	(69,189,275)
Depreciation and amortization	(362,884)	(933,673)	(1,124,754)	(2,872,153)
GAAP gross profit	5,620,139	2,610,116	17,950,171	24,616,237

Depreciation and amortization	362,884	933,673	1,124,754	2,872,153
Non-recurring items included in cost of revenue above	—	3,945,788	—	3,945,788
Adjusted gross profit	$ 5,983,023	$ 7,489,577	$ 19,074,925	$ 31,434,178

GAAP gross margin	27.9%	12.6%	27.5%	25.5%
Adjusted gross margin	29.7%	36.2%	29.2%	32.5%

	Three Months Ended September 30,		Nine Months Ended September 30,
Transportation Services	2026	2025	2026	2025
Revenue	$ 53,254,698	$ 50,122,507	$ 157,186,882	$ 150,582,647
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(34,775,479)	(35,540,186)	(105,510,070)	(103,677,834)
Depreciation and amortization	(2,116,675)	(2,049,029)	(6,439,091)	(6,001,113)
GAAP gross profit	16,362,544	12,533,292	45,237,721	40,903,700

Depreciation and amortization	2,116,675	2,049,029	6,439,091	6,001,113
Non-recurring items included in cost of revenue above	—	1,323,341	—	1,323,341
Adjusted gross profit	$ 18,479,219	$ 15,905,662	$ 51,676,812	$ 48,228,154

GAAP gross margin	30.7%	25.0%	28.8%	27.2%
Adjusted gross margin	34.7%	31.7%	32.9%	32.0%

The table below reflects the reconciliation of net income (loss) to adjusted EBITDA for the three and nine months ended September 30, 2026 compared to the same periods in 2025 and the three months ended June 30, 2026 (in millions):

DocGo Inc. and Subsidiaries Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2026	2025	2026	2025	2026
Net (loss) income (GAAP)	$(18.3)	$(29.7)	$(53.0)	$(54.0)	$(18.0)
(+) Net interest expense	0.1	0.2	0.3	1.1	0.1
(+) Income tax (benefit) expense	0.1	(13.5)	0.2	(21.9)	0.1
(+) Depreciation and amortization	2.6	4.0	8.0	11.7	2.7
(+) Other expense (income)	0.9	1.0	(1.4)	1.3	(0.1)
EBITDA	(14.6)	(38.0)	(45.9)	(61.8)	(15.2)

(+) Non-cash stock compensation	2.9	4.7	8.8	14.3	2.7
(+) Non-recurring expense	8.5	26.1	17.3	30.2	6.2

Adjusted EBITDA	$(3.2)	$(7.2)	$(19.8)	$(17.3)	$(6.3)

Total revenue	$73.4	$70.8	$222.4	$247.3	$73.4
Pretax income margin	(24.8)%	(61.0)%	(23.7)%	(30.7)%	(24.4)%
Net margin	(24.9)%	(41.9)%	(23.8)%	(21.8)%	(24.5)%
Adjusted EBITDA margin	(4.4)%	(10.2)%	(8.9)%	(7.0)%	(8.6)%

Contacts

Investors:
Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com